Exhibit 5.2

May 11, 2010

VIA FEDERAL EXPRESS

Ply Gem Industries, Inc.
5020 Weston Parkway
Suite 400
Cary, North Carolina   27513

Re:	Ply Gem Industries, Inc. – Exchange Offer for $150,000,000 13⅛% Senior Subordinated Notes Due 2014
Our File No. G2869-176

Ladies and Gentlemen:

We have acted as special counsel in the State of Ohio (“State”) to Great Lakes Window, Inc., an Ohio corporation, and Alcoa Home Exteriors, Inc., an Ohio corporation (each a “Company” and collectively, the “Companies”) in connection with the Registration Statement on Form S-4 (“Registration Statement”) of Ply Gem Industries, Inc., a Delaware corporation (“Parent”), and Ply Gem Holdings, Inc., the Companies, and each of the Additional Registrants named in the Registration Statement, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”) and the rules and regulations thereunder (the “Rules”).  The Registration Statement relates to the registration under the Act of the Parent’s $150,000,000 aggregate principal amount of 13⅛% Senior Subordinated Notes due 2014 (“Exchange Notes”) and the guarantees of the Exchange Notes (collectively, the “Guarantees” and each a “Guarantee”) by the Guarantors, as named in the Registration Statement (the Registration Statement, the Indenture dated as of January 11, 2010 by and among Parent, the Guarantors and U.S. Bank National Association (the “Indenture”), and the Guarantees by the Companies are referred to collectively hereinafter as the “Documents”).  You have asked us to furnish our opinion as to the organization and qualification of each Company and as to the validity of the issuance, execution, and delivery of the Guarantee executed by such Company of the Exchange Notes.

In addition to the Documents, in rendering our Opinion we have reviewed and relied upon: (a) the certificate of the Secretary of each of the Companies as attached hereto as Exhibit “A” (the “Officer Certificate”) with regard to the matters certified therein, inclusive of the articles of incorporation, as amended, of the Companies (the “Articles”), the bylaws, as amended, of GLW (the “GLW Bylaws”), the regulations, as amended, of AHE (the “AHE Regulations”), (collectively, the Articles, GLW Bylaws, and the AHE Regulations, the “Organizational Documents”), and the relevant resolutions of the Board of Directors of each Company; and (b) such other certificates, documents, and records as we have deemed relevant to our opinions and the factual assumptions underlying the legal conclusions set forth herein.

Ply Gem Industries, Inc.
May 11, 2010

Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness as indicated by the use of the words “to our knowledge” or “known to us,” we are referring to the actual, present knowledge of the particular Marshall & Melhorn, LLC attorneys who have represented the Companies and are indicating that during the course of such representation no information has come to the attention of such attorneys which would give such attorneys current actual knowledge of the existence of the facts so qualified. The term “knowledge” further does not confirm nor is it intended to imply that the lawyers drafting this opinion letter have made inquiry of one or more representatives of the Companies.  Except as expressly set forth herein, we have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court file or indices) and no inference as to our knowledge concerning any facts should be drawn as a result of the limited purpose of rendering this opinion letter.  As such, we have not been requested nor have we reviewed any agreement or other instrument to which either Company is a party or by which any of the Companies’ properties or assets are bound except as expressly referenced herein.

I.  ASSUMPTIONS

The opinions rendered in this letter are based upon the following assumptions, together with such additional assumptions and qualifications as may be more specifically set forth in other sections of this letter (collectively, “Assumptions”).

1.
All signatures on all original documents are genuine and authentic.  All documents that were submitted to us as originals are authentic, true, accurate and complete.  All documents that were submitted to us as certified or photographic copies conform to the original documents, which are themselves authentic, true, accurate and complete.

2.
All certificates (including the Officer’s Certificate) and other statements, documents and records reviewed by us are accurate and complete, and all representations, warranties, schedules and exhibits contained in the Registration Statement, with respect to the factual matters set forth therein, are accurate and complete.

3.	Each natural person executing a Document is legally competent to do so, and all such signatures are genuine.

4.	The Registration Statement has been, and the Guarantees of the Companies will be, executed and delivered in the form reviewed by us.

5.
There will be no changes in the matters set forth in the (i) Officer’s Certificate, (ii) facts in existence, and (iii) laws in effect, between the date hereof and the effective date of the Registration Statement (“Effective Date”).

II.  OPINION

Subject to the foregoing Assumptions and the Limitations set forth below, it is our opinion that:

1.	Each Company (a) is an Ohio corporation, duly organized and validly existing and in good standing under the laws of the State, and (b) is qualified to do business and is in good standing in the State.

2.
Each Company has all requisite corporate or other power and authority to execute, deliver and perform all of its obligations under the Indenture and the Guarantee to which it is a party, and the execution and delivery of the Indenture and the respective Guarantee by each Company and the performance of their obligations thereunder have been duly and validly authorized by all requisite action of the governing authority of each Company.

3.
The issuance, execution and delivery of the Indenture and the Guarantees by each Company and the compliance by each Company with all of the provisions of the Indenture and the Guarantees, and the performance of their respective obligations thereunder, will not result in a violation of such Company’s respective Organizational Documents or any law of the State of Ohio.

Ply Gem Industries, Inc.
May 11, 2010

III.  LIMITATIONS

The foregoing opinion is subject to the following exceptions and limitations (collectively, the “Limitations”):

1.
Our opinions above relating to the existence and good standing of the Companies under the laws of the State of Ohio are based solely on the Good Standing Certificate issued by the Ohio Secretary of State dated  May 11, 2010 .

2.
The opinions expressed in this opinion letter are limited to the laws of the State of Ohio and the federal laws of the United States of America, and we assume no responsibility as to the applicability or the effect of any other laws.  No opinion is expressed herein with respect to any laws of any county, city or other political subdivision of the State of Ohio.

3.
Our opinions set forth in this opinion letter are based upon the facts in existence and laws in effect on the Effective Date  and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.  We also consent to the reliance on this opinion letter by Paul, Weiss, Rifkind, Wharton & Garrison, LLP for purposes of its opinion letter to the Parent filed as Exhibit 5.1 to the Registration Statement.

This opinion is given as of the date hereof, and we hereby undertake no, and disclaim any, obligation to advise you of any change in any matters set forth herein or upon which this opinion is based.  This opinion is provided as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein.

Very truly yours,

/s/ Marshall & Melhorn, LLC

Marshall & Melhorn, LLC